                                                                 Exhibit (h)(60)

                         LETTER AGREEMENT TO THE FUND
                        ACCOUNTING SERVICING AGREEMENT

   (Addition of Ohio Tax-Exempt Money Market Fund, Aggregate Bond Fund, National Municipal Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Securities Fund, Strategic Income Fund, Equity Income Fund, Relative Value Fund, Large Cap
  Growth Fund, Science & Technology Fund, REIT Fund, Small Cap Index Fund and
                             Global Equity Fund.)



Firstar Mutual Fund Services, LLC
615 E. Michigan Street
Milwaukee, WI 53202

Gentlemen:

          Pursuant to Paragraph 4 of the Fund Accounting Servicing Agreement dated March 23, 1988 that we have entered into with you (by way of assignment from Firstar Trust Company dated October 1, 1998), we are writing to request that you render accounting services under the terms of said agreement with respect to the Ohio Tax-Exempt Money Market Fund, Aggregate Bond Fund, National Municipal Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Securities Fund, Strategic Income Fund, Equity Income Fund, Relative Value Fund, Large Cap Growth Fund, Science & Technology Fund, REIT Fund, Small Cap Index Fund and Global Equity Fund, additional portfolios we are establishing. Your compensation for the services provided under said agreement for said additional portfolios shall be determined in accordance with the fee schedule attached hereto. Please sign two copies of this letter where indicated to signify your agreement to provide said services and to the compensation terms set forth on the attached fee schedule.

                                             Sincerely,

Dated:  November 27, 2000                    FIRSTAR FUNDS, INC.


                                             By: /s/ Laura Rauman
                                                 ------------------------
                                                     (Authorized Officer)

ACKNOWLEDGED AND AGREED:

FIRSTAR MUTUAL FUND SERVICES, LLC


By: /s/ Joseph Neuberger                     Dated:   November 27, 2000
    ---------------------------
    (Authorized Officer)

                       FIRSTAR MUTUAL FUND SERVICES, LLC
                         FUND VALUATION AND ACCOUNTING
                                      FOR
                              FIRSTAR FUNDS, INC.

Ohio Tax-Exempt Money Market Fund, Aggregate Bond Fund, National Municipal Bond
-------------------------------------------------------------------------------
Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Securities Fund, Strategic
-------------------------------------------------------------------------------
  Income Fund, Equity Income Fund, Relative Value Fund, Large Cap Growth Fund,
  ----------------------------------------------------------------------------
  Science & Technology Fund, REIT Fund, Small Cap Index Fund and Global Equity
  ----------------------------------------------------------------------------
                            Fund (the "New Funds")
                            ----------------------



Portfolio Services
------------------

Annual fee schedule for each of the New Funds based on market value of assets.

For Ohio Tax-Exempt Money Market Fund:
          $39,000 for first $100 million
          0.02% on the next $200 million
          0.01% on the balance

For Aggregate Bond, National Municipal Bond, Missouri Tax-Exempt Bond, U.S. Government Securities, Strategic Income and Global Equity Funds:
          $58,500 for first $100 million
          0.03% on the next $200 million
          0.015% on the balance

For Equity Income, Relative Value, Large Cap Growth, Science & Technology, REIT and Small Cap Index Funds:
          $45,000 for first $100 million
          0.01875% on the next $200 million
          0.01125% on the balance


Out-of-Pocket Expenses:  Charged on the Account.

Fees are billed monthly.

                                      -3-